Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

SPIRIT FINANCE CORPORATION

FOR FURTHER INFORMATION CONTACT:

Investor Relations
1-866-557-7474 x6606

SPIRIT FINANCE CORPORATION CLOSES PRIVATE PLACEMENT OF
$441.3 MILLION IN NET-LEASE MORTGAGE NOTES

- Transaction Includes New Features, Enhances Company’s Flexibility-

SCOTTSDALE, Ariz., August 1, 2005 — Spirit Finance Corporation (NYSE: SFC), a real estate investment trust (REIT) focused on single-tenant, operationally essential real estate, announced the issuance of $441.3 million aggregate principal amount of Net-Lease Mortgage Notes rated AAA/Aaa by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively.  The private placement, issued by Spirit Master Funding, LLC, a wholly owned subsidiary of Spirit Finance Corporation, consisted of $183 million of Class A-1 amortizing notes bearing interest at an annual rate of 5.05% due in 2020 and $258.3 million of Class A-2 interest-only notes bearing interest at an annual rate of 5.37% due in 2020.  The timely payment of scheduled interest and ultimate payment of principal on the notes are guaranteed under an insurance policy issued by Ambac Assurance Corporation.  The collateral pool securing the notes is comprised of 408 single-tenant commercial real estate properties with a combined value in excess of $630 million. The Company plans to use the net proceeds from the sale of the notes to pay off existing secured credit facilities and to provide funds for future real estate acquisitions.

Christopher Volk, Co-Founder, President and Chief Operating Officer, stated, “This financing represents a significant milestone for Spirit and is a transaction including several features not seen before in the structured finance arena for this asset class. This new structure provides greater flexibility for Spirit as we are able to add collateral to the pool in the future and issue new notes secured by an increasing collateral pool of properties. Two anticipated benefits from this flexibility include the potential to fund larger transactions through a more diversified real estate pool plus the potential to issue subsequent notes under this existing structure without having to wait to accumulate as large a pool of real estate assets.  The transaction also offers financial flexibility for our tenants through our ability to substitute collateral. Documentation flexibility like this meaningfully improves the existing benefits to our customers of real estate leasing.”

Catherine Long, Chief Financial Officer, added, “This successful note placement means that we have match-funded our cash flows for the next fifteen years on a large pool of quality assets.  Altogether, the offering is consistent with our strategy to be an efficient purveyor of lease capital for our customers, providing Spirit Finance significant financial flexibility and the potential of an improved cost of capital over the long-term.”

This news release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities. The securities offered and sold have not been registered under the Securities Act, or any state securities laws. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Spirit Finance Corporation

Spirit Finance Corporation provides customized, flexible sale/leaseback financing solutions for single tenant, operationally essential real estate assets that are vital to the operations of retail, service and distribution companies.  The Company’s core markets include free-standing automotive, drugstores, educational facilities, movie theatres, restaurants, supermarkets, and other retail, distribution and service businesses.  Additional information about Spirit Finance Corporation is available on the Company’s website.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters.  These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Finance Corporation’s Annual Report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission from time to time.  All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.